UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): October 26, 2006
ZIPREALTY, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51002	94-3319956

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
2000 Powell Street, Suite 300
Emeryville, CA 94608
(Address of principal executive offices)
(Zip Code)
Registrant’s telephone number, including area code: (510) 735-2600
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.
     On October 26, 2006, the Compensation Committee of the Board of Directors of ZipRealty, Inc. approved an Amended and Restated Management Incentive Plan — Fiscal Year 2006 (the “Revised MIP”), which superseded and replaced in its entirety the Management Incentive Plan approved by the Compensation Committee on March 14, 2006 and filed as Exhibit 10.13 to ZipRealty’s Form 10-K for the year ended December 31, 2005. The Revised MIP is designed to motivate ZipRealty personnel to achieve financial and operational goals for the remainder of fiscal year 2006, as well as to retain such persons in the employ of ZipRealty, in the face of challenging market conditions, by setting more appropriate performance hurdles and by broadening the pool of eligible persons to include all full-time corporate employees (other than the Chief Executive Officer) while reducing potential incentive payments. Payments under the Revised MIP are subject to ZipRealty’s achievement of minimum revenue and earnings thresholds for fiscal year 2006 as well as, in the case of any particular employee, the achievement of a minimum performance rating by that individual. Incentive payments under the Revised MIP are subject to other terms and conditions, as set forth more fully in the copy of the Revised MIP that is filed as an exhibit to this report on Form 8-K.
     Any incentive payment for ZipRealty’s Chief Executive Officer will not be made under the Revised MIP but, rather, under the Offer Letter attached as Exhibit 10.1 to the Form 8-K filed by ZipRealty with the Securities and Exchange Commission on August 30, 2006.
Item 9.01   Financial Statements and Exhibits.
     (c) Exhibits.
     The following exhibit is furnished with this report on Form 8-K:
          10.13(a)   ZipRealty, Inc. Amended and Restated Management Incentive Plan — Fiscal Year 2006

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZIPREALTY, INC. a Delaware corporation
Dated: October 26, 2006	By:	/s/ Gary M. Beasley
Gary M. Beasley
President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit	Description
10.13(a)	ZipRealty, Inc. Amended and Restated Management Incentive Plan — Fiscal Year 2006